EXHIBIT 99.1

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EQUATOR Beverage Company Reports

October 2023 Results

Wednesday, 01 November 2023 00:12

Topic:	Earnings	Share this Article

JERSEY CITY, NJ / ACCESSWIRE / November 1, 2023 / EQUATOR Beverage Company (OTCQB:MOJO) reports its results of operations for the month ended October 31, 2023.

Highlights include:

•	October 2023 Net Revenue was $184,327, up from $125,182 for the same period last year. This was a 59,145 increase or 47%.

•	October 2023 Gross Margin was $74,006 or 40% of Net Revenue an increase of $32,088 over the same period last year. The Gross Margin Percentage was 40% which was an improvement from 33% for the same period last year.

•	October 2023 Taxable Income was $7,812 a $28,396 improvement from last year.

•	The trailing 12 month revenue for 2023 is $2,190,964 compared to trailing 12 month revenue for 2022 of $1,868,062. This is a $322,902 improvement.

During the period, EQUATOR repaid $50,000 in loans from officers bringing the outstanding balance down to $190,000.

EQUATOR continues to seek opportunities to repurchase shares of its common stock that are restricted from sale or publicly traded. Please call EQUATOR at 929 264 7944 if you would like to sell your shares.

For additional information contact:

Glenn Simpson CEO

EQUATOR Beverage Company

917 574 1690

Symbol Ticker: MOJO

Website: www.equatorbeverage.com

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.

SOURCE: Equator Beverage Company

Topic: Earnings